EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned. The principal business address of each of these reporting persons is 600 Lexington Avenue, 9th Floor, New York, NY 10022.

Name of Designated Filer: J. Carney Hawks

Date of Event Requiring Statement: April 12, 2023

Issuer Name: Hawks Acquisition Corp (HWKZ)

/s/ J. Carney Hawks
J. Carney Hawks

Hawks Sponsor LLC
By:	Hawks Acquisition Founders Company, its Managing Member
By:	JC Hawks & Co LLC, its Managing Member

By:	/s/ J. Carney Hawks
Name:	J. Carney Hawks
Title:	Managing Member

Hawks Acquisition Founders Company
By:	JC Hawks & Co LLC, its Managing Member

By:	/s/ J. Carney Hawks
Name:	J. Carney Hawks
Title:	Managing Member

JC Hawks & Co LLC

By:	/s/ J. Carney Hawks
Name:	J. Carney Hawks
Title:	Managing Member